TERM LOAN AGREEMENT


     AGREEMENT dated as of the 30th day of November, 1993, among AUDITS & SURVEYS, INC., a New York corporation having its principal office and place of business at 650 Avenue of the Americas, New York, New York 10011 (the "Borrower"), SOLOMON DUTKA and CARL RAVITCH (the "Guarantors") and CHEMICAL BANK, a New York banking corporation having an office and place of business located at Midtown Region, 1375 Broadway, 8th Floor, New York, New York 10018 (the "Bank").


                              PRELIMINARY STATEMENT

     WHEREAS, the Borrower has requested and the Bank has agreed to provide for a term loan agreement in the sum of NINE HUNDRED THIRTY SEVEN THOUSAND FIVE HUNDRED AND 00/100 ($937,500.00) DOLLARS in order to refinance short term financing for leasehold improvements at the Borrower's office at 650 Avenue of the Americas, New York, New York 10011 (the "Premises");

     NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

     I. ISSUANCE OF TERM LOAN.

     The Bank agrees to issue a term loan to the Borrower, in the principal amount of $937,500.00 in accordance with the terms hereof (the "Term Loan"), and for the purposes set forth above.

     II. TERM NOTE.

     The Term Loan shall be evidenced by a note (the "Term Note"), payable to the order of the Bank in fifteen (15) equal quarterly installments of $62,500.00 each commencing on March 31, 1994; any principal balance remaining unpaid shall be due and payable on September 30, 1997.

     III. INTEREST ON TERM NOTE.

     The Term Note shall bear interest on the principal balance from time to time unpaid computed from the date hereof until paid at the fluctuating rate per annum equal to the Alternate Base Rate plus 1% and shall be calculated on the basis of the actual number of days elapsed over a year of 360 days; and the interest computed as aforesaid shall be payable quarterly in arrears commencing December 31, 1993 until the principal is fully paid; PROVIDED, HOWEVER, that if not sooner paid then the interest accrued and unpaid calculated at the rate aforesaid shall be due and payable on September 30. 1997.





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     If the  Borrower  shall  default  in the  payment  of the  principal  of or interest on the Term Loan or any other amount becoming due hereunder, the Borrower shall, on demand, from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after, as well as before, judgment) at a rate per annum equal to the sum of (a) 3%, plus (b) the Alternate Base Rate.

     IV. FACILITY FEE.

     The Borrower shall pay to the Bank on the date hereof a non-refundable facility fee in the amount of $10,900 (being a total facility fee of $18,750 less $7,850.00 already paid).

     V. INTEREST ADJUSTMENT.

     If at any time or from time to time the rate of interest on the Term Note calculated pursuant to Section III hereof would exceed the maximum rate permitted under applicable law (the "Highest Lawful Rate"), the interest payable on such Term Note shall be limited to the amount payable at the Highest Lawful Rate.

     VI. COLLATERAL.

     As security for payment of the aggregate principal and interest on the Term Note and all other monetary obligations under this Agreement and performance of all other obligations under this Agreement, the Bank is relying on (i) the Security Agreement dated November 14, 1991 executed by the Borrower and delivered to the Bank covering accounts receivable as more fully described therein along with the appropriate UCC filings related thereto (the "Security Agreement") and (ii) a guaranty of payment from the Guarantors to the Bank, of even date herewith (the "Guaranty"; the Guaranty and the Security Agreement hereinafter being referred to as the "Collateral"). The Collateral shall at all times be in form and in substance satisfactory to the Bank. The Bank shall have the right, in its sole and absolute discretion, to realize upon any or all of the Collateral to the fullest extent of the Borrower's obligations as hereinbefore referred to in this Section VI in the event of a default on the part of the Borrower.

     VII. PREPAYMENT.

     The Borrower may prepay the Term Note in whole or in multiples of $50,000.00 without penalty, upon at least five (5) business days' prior written notice to the Bank, together with accrued interest on the principal amount being prepaid to the date of prepayment; such prepayment to be applied to installments of principal in inverse order of maturity. Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid, shall be irrevocable, and shall commit the Borrower to prepay such principal amount on the date stated in such notice.

     VIII. CAPITAL ADEQUACY.

     If after the date of this Agreement, the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the August 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", "or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations under the instruments executed and delivered to evidence and/or to secure the Tenn Loan to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then, within fifteen (15) days after demand therefor by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

     IX. REPRESENTATIONS AND WARRANTIES.

     The Borrower, and, where expressly stated, the Guarantors, each represents and warrants to the Bank that:

     (A) VALID EXISTENCE. It: (a) is duly organized, validly existing and in good standing as, with respect to the Borrower, a corporation under the laws of the State of New York, and under the laws of any other jurisdiction in which it does business; (b) has the power and authority to lease property and to carry on its business as presently conducted; (c) is qualified to do business in every jurisdiction where such qualification is necessary to conduct its business; and
(d) it has the power and authority as may be required by the United States government necessary to conduct business with foreign countries; and the Borrower has the power to execute, deliver and perform this Agreement and to execute and deliver all documents to effect the transactions contemplated by this Agreement.

     (B) AUTHORIZATION. The execution, delivery and performance of this Agreement, the Term Note and the other documents referred to herein and the granting of the security interest contemplated by this Agreement by the Borrower
(a) has been duly authorized by all necessary corporate action and (b) will not violate (i) any provision of the Certificate of Incorporation or By-Laws of the Borrower, (ii) any provision of law or any order of any court or other agency of government, which is applicable to the Borrower and which would, if violated, adversely affect the business of the Borrower, or (iii) any indenture, agreement or other instrument to which the Borrower or either Guarantor is a party, or by which any of the property or assets of the Borrower or either Guarantor is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower or either Guarantor which are security to the Bank for the Term Loan. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms and the Guaranty constitutes the legal, valid and binding obligation of the Guarantors enforceable in accordance with its terms.

     (C) FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Bank its current combined financial statements dated as of November 30, 1992 and July 31, 1993 and the Guarantors have heretofore furnished to the Bank their respective personal financial statements dated as of March 31, 1993 in the case of Solomon Dutka and June 7, 1993 in the case of Carl Ravitch. All such financial statements present fairly and accurately the financial position and results of operations and other matters as of the dates and for the periods indicated therein, such financial statements show all known material liabilities, direct or contingent, and such financial statements of the Borrower and the Guarantors were prepared in accordance with Generally Accepted
Accounting Principles applied on a consistent basis and such financial statements shall be in form and substance satisfactory to the Bank. There is no obligation or liability, contingent or otherwise, which is material in amount and which is not, or shall not be, reflected in such financial and other statements.

     (D) NO ADVERSE CHANGE. There has been no adverse change since the date of the last above-referenced financial statements in the condition, financial or otherwise, of the Borrower or Guarantors.

     (E) LITIGATION. Except as set forth on Schedule I hereto, there is no claim, action, suit, or proceeding at law or in equity or by or before any governmental instrumentality or other agency, domestic or foreign, pending or, to its knowledge, threatened against or affecting the Borrower or either Guarantor, or any of its properties or rights which, if adversely determined, would impair its right to carry on its business as presently conducted or would adversely affect its business, operations, prospects, properties or assets, or financial conditions or the interests granted to the Bank in the Collateral.

     (F) AGREEMENTS.

     (i) Neither the Borrower nor either Guarantor is a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate or other restriction or any judgment, writ, injunction, decree, rule or regulation which adversely affects its business, properties or assets, operations or conditions (financial or otherwise), or the interest granted to the Bank in the Collateral or the effect of which would affect the ability of the

Borrower to perform its obligations under this Agreement. There are no material unrealized losses with respect to any such agreement, indenture, lease or agreement.

     (ii) Neither the Borrower nor either Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which they are a party or by which any of their respective assets or properties are bound.

     (G) TITLE TO PROPERTIES: LIENS OR ENCUMBRANCES. The Borrower and each Guarantor has good and marketable title to all its properties and assets reflected in the financial statements referred to in paragraph (C) above, and all such properties and assets are not subject to any lien or encumbrance which is not permitted by this Agreement or any other loan document contemplated to be executed on its behalf, except to the extent set forth on Schedule 11 hereto, which Schedule is to be satisfactory to the Bank in its sole and absolute discretion.

     (H) TAXES. The Borrower and each Guarantor has filed or caused to be filed all Federal, state and local tax returns including those for corporate franchise taxes, and has paid all required Federal, State and local taxes pursuant to any assessment received by it and it has set aside on its financial statements adequate reserves with respect to any such tax or assessment being contested in good faith by appropriate proceedings.

     (I) ERISA. Based upon ERISA and the regulations and published interpretations thereunder, it is in full compliance with all applicable ERISA provisions. No Reportable Event (as defined in Section 4043(b) of Title IV of ERISA) has occurred with respect to any Plan administered by it, or by any administrator designated by it.

     (J) APPROVAL. Its Board of Directors (and if required the shareholders thereof) has approved this Agreement and the other documents referred to herein and the transactions contemplated thereby.

     (K) FEDERAL RESERVE REGULATIONS. (a) It has not engaged principally, or as one of its important activities, in the business of extending credit for the purposes, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States).

     (b) No part of the proceeds of the Term Loan made hereunder will be used, directly or indirectly:

          (i) to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carry any such margin stock or to refund indebtedness originally incurred for such
               purpose,   or

          (ii) for the purpose that violates, or is inconsistent with, any of the provisions of

     Regulation G, T, Q or X or any other regulation of said Board of Governors.

     If requested by the Bank, it will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

     (L) INVESTMENT COMPANY ACT. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (M) SUBSIDIARIES OR AFFILIATES. The Borrower has no subsidiaries or affiliates through common ownership other than those set forth on Schedule III hereto.

     (N) LOAN PROCEEDS. The proceeds of the Term Loan will be used by the Borrower for the sole purpose of refinancing short term financing of leasehold improvements at the Premises.

     (O) CONTINGENT LIABILITIES. The Borrower has no contingent liabilities except as set forth on Schedule IV hereto.

     X. CONDITIONS OF LENDING.

     The obligation of the Bank to issue the Term Loan is subject to the following conditions precedent:

     (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article IX hereof shall be true and correct on and as of the date hereof except to the extent that they expressly relate to another date.

     (B) OPINION OF COUNSEL. Opinion of counsel for the Borrower and the Guarantors to the effect that (i) the Borrower is validly incorporated under the laws of the State of New York and is duly qualified to do business in the State of New York; (ii) Solomon Dutka is the Chairman and Chief Executive Officer of the Borrower and is authorized to execute loan documents on behalf of the Borrower and Anthony Timiraos is the Senior Vice President and Chief Financial Officer of the Borrower and is authorized to execute loan documents on behalf of the Borrower; (iii) the documents to be executed on behalf of the Borrower by Solomon Dutka as Chairman and Chief Executive Officer and Anthony Timiraos, as Senior Vice President and Chief Financial Officer, and attested to by Leonard Spector as Secretary, have all been approved by all requisite corporate and shareholder action on behalf of the Borrower; (iv) the documents contemplated to be executed and delivered by or on behalf of the Borrower and the Guarantors will, upon delivery, be valid, binding and enforceable in accordance with the terms of said documents (subject only to the usual caveats in respect of bankruptcy and insolvency and creditors' rights generally); (v) based upon ERISA and the regulations and published interpretations thereunder, the Borrower is in full compliance with all applicable ERISA provisions; and (vi) containing such other provisions as may be requested by the Bank.

     (C) NO-DEFAULT. On the date hereof, the Borrower and the Guarantors shall be in compliance with all the terms and provisions set forth herein, in the Term Note and the Collateral on their respective parts to be observed or performed, and no Event of Default specified in Article XIII hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing on the date hereof.

     (D) CERTIFICATE. On the date hereof, the Borrower shall have delivered to the Bank a certificate dated the date hereof, in form and in substance satisfactory to the Bank and to counsel for the Bank, signed by the Chairman of the Board, the President, the Chief Executive Officer or the principal financial officer of the Borrower confirming compliance with all of the conditions precedent set forth in Sections (A) and (C) of this Article X and specifically excluding therefrom such conditions as have been expressly waived by the Bank in writing.

     (E) CORPORATE DOCUMENTS. On or before the date hereof the Bank shall have received copies of (i) the Certificate of Incorporation and any amendments thereto of the Borrower; (ii) the By-Laws of the Borrower; (iii) up to date good standing and tax status certificates for the Borrower from the New York Secretary of State; (iv) corporate resolutions of the Borrower authorizing the Term Loan and the execution of this Agreement; (v) incumbency certificates of the Borrower; (i), (ii), (iii), (iv) and (v) to be certified by an authorized officer of the Borrower to be true and correct and complete; (vi) the financial statements of the Borrower and the Guarantors referred to in Section (C) of
Article IX hereof, with respect to the Guarantors, said financial statements should be signed by the respective Guarantors, and with respect to the Borrower, said financial statements shall be reviewed by an independent certified public accountant satisfactory to the Bank; and (vii) such other documents relating to the Borrower and the Guarantors as the Bank may request.

     (F) SCHEDULES. On the date hereof the Bank shall have received schedules of all indebtedness for borrowed money, contingent liabilities, liens, encumbrances and guaranties of the Borrower including thereon all capitalized leases AND a schedule of all subleases affecting the Premises, all of which shall be in form and substance satisfactory to the Bank.

     (G) APPROVAL OF COUNSEL FOR THE BANK. All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to counsel for the Bank and at the request of Bank's counsel, Borrower shall supply satisfactory evidence that all Federal and State laws and regulations have been complied with.

     (H) EVIDENCE OF INSURANCE. Provide to the Bank satisfactory evidence of the existence and maintenance of all of the insurance which the Borrower has covenanted to maintain pursuant to Section XI(B) below, as reviewed and approved by the Risk & Insurance Management Department of the Bank.

     (I) FEES. Receipt by the Bank of all appropriate fees, expenses and reimbursements due from the Borrower.

     (J) THE TERM NOTE. Receipt by the Bank of the Term Note, in form and substance satisfactory to the Bank and;

     (K) THE GUARANTY . Receipt by the Bank of the Guaranty, in form and substance satisfactory to the Bank.

     XI. AFFIRMATIVE COVENANTS.

     The Borrower and, where expressly stated, the Guarantors, each covenant and agree with the Bank that, so long as this Agreement shall remain in effect or any portion of the Term Note shall be outstanding, it will:

     (A) VALID EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its valid existence, rights, licenses, permits and franchises which, if not done, would have a material adverse effect on its condition (financial or otherwise) or its ability to comply with its obligations under this Agreement and/or the documents referred to herein, conduct its business substantially as presently conducted; at all times maintain, preserve and protect all material franchises, rights, permits, licenses, agency agreements and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (B) INSURANCE. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, maintain such other insurance to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, maintain in full force and effect adequate public liability insurance against claims for personal injury, death or property damage in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or by the Bank.

     (C) PAYMENT OF INDEBTEDNESS AND TAXES. (i) Pay all indebtedness and obligations in accordance with their respective terms; (ii) pay and discharge all taxes; assessments and governmental charges or levies imposed upon it or in respect of its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, PROVIDED, HOWEVER, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

     (D) FINANCIAL STATEMENTS. Furnish to the Bank:

               (i) as soon as available and in any event within 120 days after the end of each of its fiscal years, a combined balance sheet and statements of earnings and changes in financial position, together with supporting notes thereto, all such balance sheets, statements and notes of the Borrower prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis and audited (or reviewed, in the case of such balance sheets, statements and notes for the fiscal year of the Borrower ended November 30,
1992) by independent public accountants of recognized standing selected by the Borrower and acceptable to the Bank, showing the respective financial condition of the Borrower at the close of such year and the results of its operations during such year; and

               (ii) as soon as available and in any event within 60 days after the end of each four month trimester, unaudited combined financial statements prepared and certified by its principal financial officers; and

               (iii) with respect to the Guarantors, as soon as available, and in any event within 90 days after the end of each fiscal year, signed personal financial statements including any contingent liabilities, satisfactory in form and substance to the Bank, and

               (iv) with the statements submitted under subsections (i) and (ii) above, certificates of its independent public accountants or principal financial officers, as the case may be, (i) certifying that to the best of his knowledge no Event of Default, nor any event which, upon notice or lapse of time or both, would constitute such an Event of Default, has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and (ii) setting forth the computations required by Article XII hereof; and

               (v) promptly, from time to time, such other information regarding its operations, business affairs and financial condition as the Bank may request;

               (vi) immediately upon obtaining knowledge thereof, notice of any event which with notice and/or lapse of time or both would constitute a default under any agreement or instrument which materially adversely affects its business, property or assets, operation or condition (financial or otherwise), or the performance, observance and fulfillment of any of the obligations, covenants or conditions contained in any instrument or agreement to which it is a party or by which any of its properties or assets is bound, the effect of which would materially affect the ability of the Borrower to perform its obligations under this Agreement and the documents referred to therein; and

               (vii) within 15 days after the end of each month, monthly schedules, in form and substance satisfactory to the Bank, current as of the close of business on the last business day of such month, of all accounts receivable and accounts payable of the Borrower showing separately those which are more than 30 days, 60 days and 90 days old.

     (E) LITIGATION NOTICE. Give the Bank notice, promptly, of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would impair its right to carry on its business substantially as presently conducted, or could materially adversely affect its business, operations. properties. assets or condition. financial or otherwise, which notification should include an assessment, acceptable to the Bank, of the probable outcome of such litigation.

     (F) BOOKS AND RECORDS. Keep and maintain at its own cost and expense satisfactory and complete books of account and records and allow the Bank, or its representative, the right to visit from time to time on reasonable notice any of the properties of the Borrower and to visit the place or places of business of the Borrower and to inspect, audit and make extracts from the Borrower's books, accounts, records, journals, orders, notices and correspondence or other data relating to the business or transactions relating hereto and to discuss its affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing statements for or on its behalf.

     (G) COMPLIANCE WITH LAWS. Comply with all applicable laws, rules, ordinances, regulations and requirements of governmental authorities (including, without limitation. ERISA and the rules and regulations thereunder) which, if not complied with, would have a material adverse effect on its business or financial condition except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     (H) ERISA. (i) as soon as possible, and in any event within 30 days after any of its executive officers knows that any Reportable Event (as defined in Section 4043(b) of Title IV of ERISA) with respect to any Plan has occurred, a statement of its principal financial officer setting forth details as to such Reportable Event and the action which it is proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation (hereinafter called the "PBGC"),

               (ii) promptly after the filing thereof with the United States Secretary of Labor or the PBGC, copies of each annual and other report or form with respect to any Plan administered by it or any administrator designated by it, and

               (iii) promptly after receipt thereof, a copy of any notice it may receive from PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan.

     (I) REPORTS TO GOVERNMENTAL AGENCIES. Provide to the Bank copies of all material reports, documents and other information submitted to any governmental the terms instrumentality or other agency and all information related thereto.

     (J) DEFAULT. Promptly notify the Bank of any Event of Default under the terms of this Agreement.

     (K) PAYMENTS. The Borrower shall make full and timely payments of principal and interest on the Term Note and all other indebtedness of the Borrower to the Bank, whether now existing or hereafter arising.

     (L) NOTICE OF MATERIAL ADVERSE CHANGE. Give to the Bank prompt written notice of any material adverse change in its condition, financial or otherwise.

     (M) SECURITY. From time to time do and perform any act and execute, acknowledge, deliver, file, register or record any instrument reasonably requested by the Bank in order to preserve, renew or keep in full force and effect the first and prior security interest created and granted the Bank by the Collateral.
     (N) GUARANTORS. In the event of the death, disability, retirement, or bankruptcy of any of the Guarantors, give to the Bank prompt written notice of the proposed substitute guarantor, which guarantor shall be satisfactory to the Bank in its sole and absolute discretion.

     (O) LEASE AGREEMENTS. ETC. Promptly notify the Bank of any change in (i) the lease agreement dated February 13, 1987 between Tobias Associates and the Borrower, and (ii) sublease agreements with Banco Popular de Puerto Rico and Churchill Livingston.

     XII. NEGATIVE COVENANTS.

     The Borrower covenants and agrees with the Bank that so long as this Agreement shall remain in effect or any portion of the Term Note shall be outstanding, or fees, expenses or amounts payable or incurred hereunder or under any document referred to herein shall be unpaid, the Borrower will not, without the prior written consent of the Bank, directly or indirectly:

     (A) INDEBTEDNESS; LEASES. Incur, create, assume or permit to exist from and after the date hereof, any indebtedness or liability for borrowed money or any indebtedness evidenced by notes, bonds, debentures or similar obligations, except:

               (i) the Term Loan and other obligations to the Bank;

               (ii) that owing on the date hereof as set forth on Schedule V hereto, which indebtedness shall not be renewed, extended, increased or refinanced;

               (iii) Subordinated Debt in form and substance satisfactory to the Bank and approved in writing by the Bank;

               (iv) short term working capital borrowing from the Bank;

               (v) capitalized lease obligations; and

               (vi)  purchase  money   indebtedness  not  to exceed  $200,000.00
in the aggregate; PROVIDED that such indebtedness shall in no event be greater than the purchase price of the asset being purchased; and,

               (vii)  loans  from  stockholders  in   an  aggregate  amount  not
exceeding $1,000,000.

     (B) LIENS. Incur, create, assume or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) on any property or assets of the Borrower whether now owned or hereinafter acquired, other than:

               (i) liens, mortgages and security interests securing indebtedness created under this Agreement;

               (ii) pledges and deposits in connection with workmen's compensation, unemployment insurance, old age pensions and other social security benefits and to secure the performance of statutory obligations, provided such payments are not delinquent;

               (iii) other liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors' liens, incurred in good faith in the ordinary course of business,

               (iv) liens arising under subsection (A)(i), (ii), (iv) and (v) above; and

               (v) purchase money security interests, provided that such security interests shall not secure any indebtedness greater than the purchase price of the asset being purchased, nor shall it attach to any other asset of the Borrower.

     (C) GUARANTIES. Guarantee, endorse, become surety for, indemnify or otherwise in any way become or be responsible for, obligations of any other person, whether by agreement to purchase the indebtedness of any other person or agreement for the furnishing of funds, directly or indirectly, by way of stock purchase, capital contribution or loan or through the purchase of goods, supplies or services, or for the purpose of payment of the indebtedness of any other person, or otherwise enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered, except endorsements of negotiable instruments for collection or deposit in the ordinary course of business.

     (D) NATURE OF BUSINESS. Materially alter the nature of its present business affairs and/or practices.

     (E) DISPOSAL OF ASSETS. Sell, transfer, discount, or otherwise dispose of notes, accounts receivable or other rights to receive payment, with or without recourse, except for collection in the ordinary course of business.

     (F) DISPOSAL OF PROPERTY; MERGER. Sell, lease, transfer or otherwise dispose of all or a substantial part of its properties, assets or stock, whether or not pursuant to an order of a governmental agency or commission, or consolidate with, or merge into any other corporation or permit any other corporation to merge into it, or acquire all or substantially all of the property or assets of any person, or enter into any sale and leaseback arrangement or form any new subsidiaries or affiliates.

     (G)  CAPITAL   EXPENDITURE.   Permit  Consolidated   Capital   Expenditures
(including capitalized lease obligations) to exceed $500,000.00 during any fiscal year of the Borrower.

     (H) LOANS AND INVESTMENTS. Lend or advance money, credit or property to any person, or invest in (by capital contribution or otherwise), purchase, repurchase or hold beneficially any stock, other securities, or evidences of indebtedness of, purchase or acquire all or a substantial part of the assets or properties of, make or permit to exist any interest whatsoever in, any other person, except that the Borrower may invest in:

               (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof, or

               (ii) money  marke   mutual  funds  having  assets  in  excess  of
$2,000,000,000.00; or

               (iii) dollar denominated certificates of deposit issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000.00;

               (iv) as related to a joint venture or joint ventures as set forth on Schedule VI hereto, plus an additional amount related to a joint venture or joint ventures not exceeding $150,000 in the aggregate at any one time; or

               (v) investments in, and advances to, affiliated companies, stock-holders and employees as shown on Schedule VII hereto which investments and advances shall not exceed $650,000 for any fiscal year of the Borrower or for any trimester therein.

     (I) CAPITAL FUNDS. Permit Capital Funds (as hereinafter defined) to be less than (i) $3,500,000 for the fiscal year of the Borrower ended November 30, 1993 or for either of the succeeding two trimesters ended March 3 1, 1994 and July 1, 1994, (ii) $3,750,000 for the fiscal year of the Borrower ended November 30, 1994 or for either of the succeeding two trimesters ended March 31, 1995 and July 31, 1995, (iii) $4,000,000 for the fiscal year of the Borrower ended November 30, 1995 or for either of the succeeding two trimesters ended March 31, 1996 or July 31, 1996 and (iv) $4,250,000 for any fiscal year or trimester thereafter. For the purposes of this section (I) "Capital Funds" shall mean the sum of Consolidated Tangible Net Worth and Subordinated Debt.

     (J) CURRENT RATIO. Permit the ratio of Total Consolidated Current Assets to Total Consolidated Current Liabilities to be less than 1.1:1 at the end of any fiscal year of the Borrower or at the end of any trimester therein.

     (K) CONSOLIDATED NET LOSS. Permit a Consolidated Net Loss in any two consecutive fiscal trimesters or in any fiscal year of the Borrower.

     (L) TOTAL CONSOLIDATED UNSUBORDINATED LIABILITIES. Permit the ratio of Total Consolidated Unsubordinated Liabilities to Consolidated Tangible Net Worth plus Subordinated Debt to exceed (1) 2.25:1 during the Borrower's 1992-1993 fiscal year (or during any trimester period within such fiscal year) and (ii) 2.2:1 during each trimester period for the remainder of the existence of the Term Loan.

     (M) DIVIDENDS OR SHAREHOLDER BONUS. Permit in any fiscal year the pay out in the form of dividends or shareholder bonuses in an amount which would make the cumulative total of all such payouts since November 30, 1992 exceed 75% of the cumulative total of Consolidated Net Income of the Borrower for such period.

     XIII. EVENTS OF DEFAULT.

     Upon the occurrence of any of the following events ("Events of Default") then, and in any such Event of Default and at any time thereafter during the continuance of such Event of Default, the Bank may by written notice to the Borrower (i) terminate the Term Loan, and (ii) declare the Term Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Term Note to the contrary notwithstanding; PROVIDED, HOWEVER, that if an event specified in
Section XIII(H) shall have occurred the Term Loan shall automatically terminate and the Term Note shall immediately become due and payable.

     (A) MATERIAL ADVERSE CHANGE. If the Bank reasonably determines that a material adverse change in the Borrower's or either Guarantor's financial condition or in any Collateral has occurred and the Borrower, upon the written request of the Bank, shall fail to secure the payment of the Term Note in a manner that the Bank in its sole discretion deems necessary as security for its proper protection.

     (B) MISREPRESENTATION. Material falsity of representations and warranties made by the Borrower or any of the Guarantors in this Agreement or in a certificate, report, financial statement or other instrument delivered hereunder or pursuant to this Agreement.

     (C) PAYMENT OF PRINCIPAL AND INTEREST. If any portion of the principal of, or interest on, the Term Loan is not paid on the due date.

     (D) PAYMENT OF EXPENSES. If any portion of any expenses, fees, charges or other sums payable in accordance with the terms and conditions of this Agreement and the documents referred to herein are not paid within five (5) days after the due date.

     (E) FAILURE OF NEGATIVE COVENANTS. Failure of the Borrower (or any of the Guarantors if applicable) in the observance or performance of any negative covenant set forth in Article XII hereof to be observed or performed thereunder.

     (F) FAILURE OF AFFIRMATIVE COVENANTS. Default shall continue for more than ten (10) days after the failure of the Borrower or any of the Guarantors in the due observance or performance of any affirmative covenant set forth in Article XI hereof to be observed or performed thereunder.

     (G) DEFAULT OF INDEBTEDNESS. Default with respect to any indebtedness (other than the Term Note) of the Borrower or of either Guarantor when due or the performance of any other obligation of the Borrower or of either Guarantor incurred in connection with any indebtedness for borrowed money, if the effect of such default is to accelerate the maturity of such obligation or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such obligation to become due prior to the stated maturity thereof or which, with the passage of time, the giving of notice or both would constitute an event of default under any agreement, or any such obligation shall not be paid when due after giving effect to any applicable grace periods, or there is any default under the Term Loan Agreement between the Borrower, the Guarantors, the Bank and the other parties thereto dated August 9, 1989.

     (H) BANKRUPTCY.

               (i) if a court of competent jurisdiction without the application, approval or Consent of the Borrower enters a decree or order for relief with respect to the Borrower under Title II of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Borrower or of any substantial part of its properties, or if such court decrees or orders the winding up or liquidation of the affairs of the Borrower, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days; or

              (ii) if the Borrower files a petition or answer or consent seeking relief under Title II of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if the Borrower consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, or of any substantial part of its properties, or if the Borrower fails generally to pay its debts as such debts become due, or if the Borrower takes any action in furtherance of any action described in this Section (H).

     (I) JUDGMENT. The entry of a final judgment against the Borrower exceeding $25,000.00 if such final judgment remains unbonded, unstayed or undischarged for 30 days after entry thereof.

     (J) ERISA EVENT. A Reportable Event (as defined in Section 4043 (b) of the Title IV of ERISA) occurs.

     (K) OFFICERS. Solomon Dutka shall cease to be active in the day-to-day operations of the Borrower.

     (L) CHANGE IN OWNERSHIP. Any material change in ownership or control of the Borrower.

     (M) OTHER DEFAULT. Default shall continue for more than ten (10) days after the failure of the Borrower or any of the Guarantors in the observance or performance of any other covenant or condition contained in this Agreement, the Term Note or any other document executed and delivered to evidence and/or secure the Term Loan.

     (N) DEATH, ETC. Death, disability or bankruptcy of either Guarantor.

     XIV. DEFINITIONS.

     For the purposes of this Agreement, each accounting term not defined herein shall have the meaning given to it under Generally Accepted Accounting Principles. "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods from and including March 31, 1986, so as to properly reflect the financial, and the results of operations and changes in financial position of the Borrower, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In addition, the following terms shall have the following meanings only:

     "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day (b) the Base CD Rate in effect on such day plus 1 % and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is announced. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which the Bank is open for business at its principal office.

     "Code" shall mean the Internal  Revenue Code of 1986,  as amended,  and the
published  rules,   regulations  and  rulings  from  time  to  time  promulgated thereunder.

     "Consolidated Capital Expenditures" shall mean any expenditure (including deposits) by the Borrower for assets which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition and which are properly classifiable as fixed assets the cost of which may not be deducted from income in the year of acquisition in accordance with Generally Accepted Accounting Principles.

     "Consolidated Net Income (Loss)" shall mean the aggregate net income of the Borrower (or net loss) for such period equal to net revenues and other proper income less the aggregate of any and all items that are treated as expenses under Generally Accepted Accounting Principles, and less Federal, state and local income taxes, but excluding from the definition of Net Income any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated  Tangible Net Worth" shall mean,  at any time,  the excess of
(i) the net book value of the assets of the Borrower (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with Generally Accepted Accounting Principles) after all appropriate deductions in accordance with Generally Accepted Accounting Principles (including without limitation reserves for doubtful receivables, obsolescence, depreciation and amortization) over (ii) the consolidated liabilities (including tax and other proper accruals) of the Borrower, in each case computed and consolidated in accordance with Generally Accepted Accounting Principles.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended, and "Plan" shall mean any employee benefit plan subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower.

     "Person" shall include natural persons, corporations (which shall be deemed to include business trusts), associations, companies, joint ventures and partnerships.

     "Plan" shall have the meaning specified in the definition of "ERISA".

     "Subordinated Debt" shall mean indebtedness subordinated in writing in a manner approved by the Bank to the prior payment in full of the Term Note and all other monetary obligations of the Borrower hereunder.

     "Total Consolidated Current Assets" shall mean, at any date, the aggregate amount of all assets of the Borrower which would be properly classified as current assets at such date, all computed in accordance with Generally Accepted Accounting Principles consistently applied.

     "Total Consolidated Current Liabilities" shall mean, at any date, the aggregate amount of all liabilities of the Borrower including without limitation tax and other proper accruals which would be properly classified as current liabilities at such date, all computed in accordance with Generally Accepted Accounting Principles consistently applied.

     "Total Consolidated Unsubordinated Liabilities" shall mean all items (other than Subordinated Debt) which, in accordance with Generally Accepted Accounting Principles, would properly be included on the liability side of the balance sheet as of the date on which the amount of Total Consolidated Unsubordinated Liabilities is to be determined, of the Borrower, computed and consolidated in accordance with Generally Accepted Accounting Principles consistently applied.

     XV. MISCELLANEOUS.

     (A) NOTICES. Any notice shall be conclusively deemed to have been received and shall be effective on the day on which delivered (including delivery by telex) (a) in the case of the Borrower: addressed to Mr. Anthony Timiraos, S.V.P. and Chief Financial Officer, Audits & Surveys, Inc., 650 Avenue of the Americas, New York, New York 10011 (b) in the case of the Bank: addressed to Chemical Bank, Midtown Region, 1375 Broadway, 8th Floor, New York, New York 10018, Attention: Audits & Surveys, Inc., Credit Deputy.

     (B) SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and the certificates delivered pursuant hereto shall continue in full force and effect so long as the Term Loan is outstanding or any amount is owing to the Bank hereunder or under any of the documents referred to herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower and/or the Guarantors which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Bank.

     (C) SETOFF. The Bank shall be entitled to exercise any bankers' lien or right of setoff it may hereafter acquire, notwithstanding anything contained in this Agreement to the contrary.

     (D) EXPENSES. The Borrower shall pay all out-of-pocket expenses incurred by the Bank in connection with the preparation of this Agreement (whether or not the transactions hereby or thereby contemplated shall be consummated), the issuance of any Term Loan and the enforcement and protection of the rights of the Bank in connection with this Agreement or with the Term Loan issued hereunder, and with respect to any action which may be instituted by any person against the Bank in respect of the foregoing or as a result of any transaction, action or inaction arising from the foregoing including, but not limited to, fees and disbursements of counsel to the Bank, including allocated costs of internal counsel.

     (E) APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     (F) MODIFICATIONS. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, nor any approval required or permitted hereunder shall be effective unless it shall be in writing and signed by the Borrower and the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose given. This Agreement shall not be modified, amended, changed or terminated orally, but only in a writing signed by the party against whom enforcement of such modification, amendment, change or termination is sought.

     (G) NO WAIVER BY BANK. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Term Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. No right, power or remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power or remedy of the Bank pursuant to this Agreement, the Term Note or the documents referred to herein, or now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement, the Term Note or such documents, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers or remedies.

     (H) SEVERABILITY. In case any one or more of the provisions contained in this Agreement, or the Term Note or any other document contemplated to be executed hereunder. shall be invalid, illegal or unenforceable then the enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     (I) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

     (J) DUPLICATE ORIGINALS. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

     (K) HEADINGS. Article and Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

     (L) PARTICIPATIONS AND SALE. The Bank reserves the right to assign or participate or sell or otherwise dispose of the Term Loan without restrictions. No participant shall be entitled to receive any greater payment with regard to yield protection or otherwise than the Bank would have been entitled to receive under this Agreement. The Bank may furnish to participants, purchasers and assignees (including prospective participants and assignees) any information concerning the Borrower and the Guarantors received by the Bank from time to time pursuant to this Agreement.

     (M) LITIGATION, JURISDICTION. In the event of any litigation with respect to this Agreement, the Security Agreement or the Guarantees, the Borrower and the Guarantors hereby waive the right of a trial by jury and all rights of set off and irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to such documents.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed as of the day and year first above written.

                                  CHEMICAL BANK


                                  By:
                                      -----------------------------
                                      Vice President




                                  AUDITS & SURVEYS, INC.,
                                  A New York corporation


Attest:                            By:
                                       -----------------------------
                                       Anthony Timiraos,
                                       Senior Vice President
                                       and Chief Financial Officer
- -------------------------
Leonard Spector,
Secretary

Attest:                            By:
                                       -----------------------------
                                       Solomon Dutka,
                                       Chairman and
                                       Chief Executive Officer
- -------------------------
Leonard Spector,
Secretary

                              JOINDER BY GUARANTORS

The undersigned hereby join in this Agreement in order to confirm its obligations to be bound thereby in accordance with the terms of the guaranty of payment executed and delivered by the undersigned.



                                                    -------------------
                                                    Solomon Dutka



                                                    -------------------
                                                    Carl Ravitch

Attest:


- -------------------

STATE OF NEW YORK                         )
                                          :ss.:
COUNTY OF NEW YORK                        )


           On the 22nd day of February 1994, before me personally came Solomon Dutka, to me known, who, being by me duly sworn did depose and say that he resides at ____________ _______________________; that he is the Chairman and
Chief Executive Officer of AUDITS & SURVEYS, INC., the corporation described in and which executed the above instruments; and that he signed his name thereto by order of the board of directors of said corporation.



                          -----------------------------
                                  Notary Public



STATE OF NEW YORK                         )
                                          :ss.:
COUNTY OF NEW YORK                        )


           On the 22nd day of February 1994, before me personally came Anthony Timiraos, to me known, who, being by me duly sworn did depose and say that he resides at ______________ ____________________________; that he is the Senior
Vice President and Chief Financial Officer of AUDITS & SURVEYS, INC., the corporation described in and which executed the above instruments; and that he signed his name thereto by order of the board of directors of said corporation.



                          -----------------------------
                                  Notary Public

STATE OF NEW YORK                         )
                                          :ss.:
COUNTY OF NEW YORK                        )


           On the 22nd day of February 1994, before me personally came Karen Tolley, to me known, who, being by me duly sworn did depose and say that she resides at ______________ ____________________________; that she is a Vice
President of CHEMICAL BANK, the corporation described in and which executed the above instruments; and that she signed her name thereto by order of the board of directors of said corporation.



                          -----------------------------
                                  Notary Public



STATE OF NEW YORK                         )
                                          :ss.:
COUNTY OF NEW YORK                        )


           On the 22nd day of February 1994, before me personally came CARL RAVITCH, to me known and known to me to be the individual described in and who executed the foregoing instrument and acknowledged before me that he executed the same.



                          -----------------------------
                                  Notary Public

                                   SCHEDULE I


                          (Pursuant to Section IX. (E))

                                   LITIGATION



                                      None

                                   SCHEDULE II


                      (Pursuant to Section IX. (G) hereof)


                                LIEN ON EQUIPMENT



                               Lease Equipment
                               Lease Period (60 Months)


                                                                                        DATE OF
SUPPLIER                  EQUIPMENT                           SERIAL #                  AGREEMENT                   PAYMENT

Xerox                     5100 Processor                      52K-309633                3-1-93                          $1,876.43

Xerox                     5090 Dell Sys                       W81-076193                12-30-92                        $2,923.56

Northern
  Telecom                 Telephone Equip                             --                1-14-91                         $1,792.06

GE Capital                Data Proc Equip                             --                Pre Feb '91                     $2,310.00

GE Capital                UPS Mailing Sys                                               8-8-93                            $571.07

Xerox                     5775 Sort Copier                    05Y-015437                3-1-93                              $0



                                  SCHEDULE III


                      (Pursuant to Section IX. (M) hereof)



SUBSIDIARIES:
                        A&S Europe
                        6 Duke of York Street
                        London, SWIY 6LA

                        A&S Pacific
                        Komazawa Unosawa Bldg. 1OF
                        2-11-5, Komazawa, Setagaya-ku
                        Tokyo 154, Japan


AFFILIATES:

                        Totum Audits & Surveys
                        1027 Yonge Street, Suite 303
                        Toronto, Ontario
                        Canada M4W 2K9

                        IPSA Argentina
                        Cerrito 1054 (1010)
                        Buenos Aires, Republica Argentina

                                   SCHEDULE IV


                          (Pursuant to Section IX (O))



                             CONTINGENT LIABILITIES

OPERATING LEASE

           The Company conducts its operations from leased facilities under leases expiring February 28, 2003 with an option to renew. The company subleases part of its New York facility under a non-cancelable lease also expiring February 28, 2003.

           Minimum lease commitments and sublease income are as follows:

                YEARS ENDED                                   LEASE                                         SUBLEASE
                NOVEMBER 30, 1992                             COMMITMENT                                    INCOME

                     1993                                           $  1,318,715                                $     952,024
                     1994                                           $  1,351,012                                $     974,000
                     1995                                           $  1,350,970                                $     974,000
                     1996                                           $  1,351,000                                $     977,582
                     1997                                           $  1,351,000                                 $  1,017,000
                     Thereafter                                     $  8,504,257                                 $  5,765,544
                                                                     -----------                                  -----------

                                                                     $15,226,954                                  $10,660,150


                                   SCHEDULE V


                    (Pursuant to Section XII (A) (ii) hereof)


                        COMPANY'S INDEBTEDNESS TO OTHERS


Amount Owed To Leonard Spector:

          Principal Amount of Note                    $254,091
          Interest rate:                              7%
          Duration:                                   June 1993 - December 1995

                     Current Balance:                              $194,734


Amount Owed to GE Capital - (Data Processing Equipment)

           Balance at 11/30/93:                        $52,469

           To be fully repaid by 2/l/1996

                                   SCHEDULE VI


                   (Pursuant to Section XII. (H) (iv) hereof)


                                 JOINT VENTURES



                                      None

                                  SCHEDULE VII


                        (Pursuant to Section XII (H) (v)


                            INVESTMENTS AND ADVANCES


                               DATE                      INVESTMENTS                      ADVANCES                      TOTAL
Totum A&S                      Various            $  85,532                        $160,303                  $245,835
A&S Europe                     May '92                1,106                         169,322                   170,428
A&S Pacific                    Oct '93               47,846                          56,459                   104,305
IPSA                           1976                  33,000                               0                    33,000
                                                   --------                    ------------                  --------
                                                   $167,484                        $386,084                  $553,568
                                                   --------                        --------                  --------


                                    TERM NOTE

$937,500.00.                                               New York, New York
                                                             November 30, 1993

FOR VALUE RECEIVED, the undersigned, AUDITS & SURVEYS, INC., a New York corporation (the "Borrower"), DOES HEREBY PROMISE to pay to the order of CHEMICAL BANK (the "Bank"), in lawful money of the United States of America, in immediately available funds, the principal amount of Nine Hundred Thirty Seven Thousand Five Hundred Dollars ($937,500.00) in fifteen (15) equal consecutive quarterly installments payable on the last day of each quarter commencing on March 31, 1994, and on September 30, 1997, as provided in the Term Loan Agreement ("Agreement") dated as of November 30, 1993 among the Borrower, the Guarantors (as defined in the Agreement) and the Bank, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article III of the Agreement and, upon default, on demand from time to time, on any overdue principal and on any overdue charge or fee, and, to the extent permitted by law, on any overdue interest, for each day from the due date thereof (by acceleration or otherwise) until such sum is paid in full, at a rate of 3% per annum in excess of the rate in effect from time to time on such amount.

           This Term Note is the Term Note referred to in Article II of the Agreement, and is subject to prepayment and acceleration of maturity as set forth in the Agreement. All terms defined in the Agreement are used herein with their defined meanings unless otherwise provided.

           This Note shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America.

                                           AUDITS & SURVEYS, INC.,
                                           A New York corporation


Attest:                                     By:
                                               ----------------------------
                                               Anthony Timiraos,
                                               Senior Vice President
_________________________                      and Chief Financial Officer
Leonard Spector,
Secretary

Attest:                                     By:
                                               ----------------------------
                                                Solomon Dutka,
                                                Chairman and
__________________________                      Chief Executive Officer
Leonard Spector,
Secretary